Exhibit 10.7(B)

MIRNA THERAPEUTICS, INC.
2150 Woodward St. #100
Austin, Texas  78744

                          , 20

NOTICE OF GRANT OF STOCK OPTION

Pursuant to the terms and conditions of the Mirna therapeutics, Inc. 2008 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Stock Option Agreement, attached as Appendix B (the “Option Agreement”), you are hereby granted an option (this “Option”) to purchase shares of Stock under the conditions set forth below, in the Option Agreement, and in the Plan.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Check one (and only one) of the following:

☐ Incentive Stock Option (This Option is intended to be an Incentive Stock Option (as defined in the Plan).)

☐ Nonstatutory Stock Option (This Option is not intended to be an Incentive Stock Option (as defined in the Plan).)

Optionee:

Date of Grant:	, 20 (“Date of Grant”)

Vesting Commencement Date:	, 20 (“Vesting Commencement Date”)

Number of Shares:

Option Price:	$ per share.

Note:  In the case of an Incentive Stock Option, the Option Price must be at least 100% (or, in the case of a 10% shareholder of the Company, 110%) of the Fair Market Value (as defined in the Plan) of a share of Stock on the Date of Grant.

Expiration Date: , 20 .

Note: In the case of an Incentive Stock Option, this date cannot be more than ten years (or in the case of a 10% shareholder of the Company, more than five years) from the Date of Grant.

Vesting Schedule:

Subject to the other terms and conditions set forth herein, the Option Agreement and in the Plan, this Option may be exercised in cumulative installments as follows, provided that you remain in the employ of or a service provider to the Company or its Subsidiaries until the following applicable dates:

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge your receipt of this Option granted on the Grant Date indicated above, which has been issued to you under the terms and conditions of the Plan and the Option Agreement.  You further acknowledge receipt of the copy of the Plan and Option Agreement and agree to all of the terms and conditions of the Plan and the Option Agreement, which are incorporated in this Option by reference.

You understand and acknowledge that if the purchase price of the Stock under this Option is less than the Fair Market Value of such Stock on the date of grant of this Option, then you may incur adverse tax consequences under sections 409A and/or 422 of the Code.  You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Notice and your receipt, holding and exercise of this Option, and (c) in deciding to enter into this Notice, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted.  You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of this Notice and your receipt, holding and exercise of this Option.

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Note:  To accept the grant of this Option, you must execute this form and return an executed copy to                                    (the “Designated Recipient”) by                     .  Failure to return the executed copy to the Designated Recipient by such date will render this Option invalid.

By:
Name:
Title:

Accepted by:

[OPTIONEE]

By:
Date:

[DESIGNATED RECIPIENT]

By:
Date Received:

Attachments:	Appendix A — Mirna therapeutics, Inc. 2008 Long Term Incentive Plan
Appendix B — Stock Option Agreement

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APPENDIX A

MIRNA THERAPEUTICS, INC. 2008 LONG TERM INCENTIVE PLAN

APPENDIX B

STOCK OPTION AGREEMENT